Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

MEDNAX, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-153397, 333-151272, 333-121125, 333-101225, and 333-85366) of MEDNAX, Inc. and its subsidiaries of our report dated February 24, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 24, 2011